SECURED TERM CREDIT AGREEMENT


                                  Among


                       PILGRIM'S PRIDE CORPORATION


                                   And


                      HARRIS TRUST AND SAVINGS BANK
                        INDIVIDUALLY AND AS AGENT


                                   AND


                           FBS Ag Credit, Inc.


                               COBANK, ACB


                     ING (U.S.) Capital Corporation


                     WELLS FARGO BANK (TEXAS), N.A.


           Caisse Nationale de Credit Agricole, Chicago Branch


                        Dated as of June 5, 1997

                            TABLE OF CONTENTS
                       Pilgrim's Pride Corporation
                      SECURED TERM CREDIT AGREEMENT

     Exhibit A Secured Term Credit Note
     Exhibit BDeed of Trust
     Exhibit C Environmental Disclosure
     Exhibit D Permitted Liens
     Exhibit E Compliance Certificate
     Exhibit F Subsidiaries
     Exhibit GLabor Disputes

                       Pilgrim's Pride Corporation


                      SECURED TERM CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

FBS Ag Credit, Inc.
Denver, Colorado

CoBank, ACB
Wichita, Kansas

ING (U.S.) Capital Corporation ("ING")
New York, New York

Wells Fargo Bank (Texas), N.A.
Dallas, Texas

Caisse Nationale de Credit Agricole, Chicago Branch
Chicago, Illinois


Ladies and Gentlemen:

     The undersigned, PILGRIM'S PRIDE CORPORATION, a Delaware corporation (the "COMPANY"), applies to you for your several commitment, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a term credit (the "TERM CREDIT") available to the Company, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as "BANK" and collectively as "BANKS." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "HARRIS", and in its capacity as Agent for the Banks is hereinafter in such capacity called the "AGENT."


SECTION 1.    THE CREDIT FACILITIES.

  SECTION 1.1. THE TERM CREDIT. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Term Credit to the Company which may be utilized by the Company in the form of loans (individually a "TERM LOAN" and collectively the "TERM LOANS"). The aggregate principal amount of all Term Loans made hereunder shall not exceed the Banks' Term Credit Commitments (as hereinafter defined). The Term Loans may be disbursed in one or more borrowings during the period from the date hereof to and including April 30, 1999 (the "TERMINATION DATE").

     (b) The respective maximum aggregate principal amounts of the Term Credit and the percentage of the Term Credit (the "COMMITMENT PERCENTAGE") available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "TERM CREDIT COMMITMENTS" and individually, a "TERM CREDIT COMMITMENT"):

Harris Trust and Savings Bank                                   $2,666,667.00
FBS Ag Credit, Inc.                                             $2,000,000.00
CoBank, ACB                                                     $2,000,000.00
ING (U.S.) Capital Corporation                                  $1,333,333.00
Wells Fargo Bank (Texas), N.A.                                  $1,000,000.00
Caisse Nationale de Credit Agricole                             $1,000,000.00
     Total                                                     $10,000,000.00

All Term Loans shall be made from each Bank in proportion to its respective Term Credit Commitment as above set forth. Each borrowing of Term Loans shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $500,000 and each Fixed Rate Portion shall be in an amount not less than $1,000,000. The Term Loans shall mature on the Termination Date.

  SECTION 1.2. THE NOTES. All Term Loans made by each Bank hereunder shall be evidenced by a single Secured Term Credit Note of the Company substantially in the form of Exhibit A hereto (individually, a "TERM NOTE" and together, the "TERM NOTES") payable to the order of each Bank in the principal amount of such Bank's Term Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Term Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Term Loans made by such Bank to the Company pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Term Loans received by or on behalf of such Bank on or prior to such date of determination. Each Term Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in
Section 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Term Note the amount of each Term Loan made by it hereunder, and, with respect to Eurodollar Portions, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Term Note all such amounts shall be recorded on a schedule to such Term Note. The record thereof, whether shown on such books or records or on the schedule to the Term Note, shall be PRIMA FACIE evidence as to all such amounts; provided, however, that the failure of any Bank to record or any mistake in recording any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Term Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Company will furnish a new Term Note to such Bank to replace its outstanding Term Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Term Note shall set forth the aggregate unpaid principal amount of Term Loans then outstanding from such Bank, and, with respect to each Fixed Rate Portion, the interest rate and Interest Period applicable thereto. Such Bank will cancel the outstanding Term Note upon receipt of the new Term Note.

  SECTION 1.3. INTEREST RATES AND RATE SELECTION. (a) INTEREST RATE OPTIONS. Subject to all of the terms and conditions of this Section 1.3, portions of the principal indebtedness evidenced by each Term Note (all of the indebtedness evidenced by each Term Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "PORTION") may, at the option of the Company, bear interest with reference to the Domestic Rate (the "DOMESTIC RATE PORTION") or with reference to an Adjusted Eurodollar Rate ("EURODOLLAR PORTIONS") or with reference to an Adjusted CD Rate ("CD RATE PORTIONS"), and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by each Term Note which is not part of a Fixed Rate Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by each Term Note which bears interest with reference to a particular Adjusted Eurodollar Rate for a particular Interest Period shall constitute a single Eurodollar Portion, all of the indebtedness evidenced by each Term Note which bears interest with reference to a particular Adjusted CD Rate for a particular Interest Period shall constitute a single CD Rate Portion. Each Domestic Rate Portion shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $500,000 and each Fixed Rate Portion shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

     (b) DOMESTIC RATE PORTIONS. Each Domestic Rate Portion shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each calendar quarter, commencing on the first of such dates occurring after the date hereof and at maturity (whether by acceleration, upon prepayment or otherwise).

     (c) EURODOLLAR PORTIONS. Each Eurodollar Portion shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and
(ii) the sum of the Applicable Margin plus the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise) and, with respect to Eurodollar Portions with an Interest Period in excess of three months, on the date occurring every three months from the first day of the Interest Period applicable thereto.

     (d) CD RATE PORTIONS. Each CD Rate Portion shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the sum of the Applicable Margin plus the Adjusted CD Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration of otherwise) and, with respect to CD Rate Portions with an Interest Period in excess of 90 days, on the date occurring every 90 days from the first day of the Interest Period applicable thereto.

     (e) DEFAULT RATE. During the existence of an Event of Default all Loans and Reimbursement Obligations shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date of such Event of Default until paid in full, payable on demand, at a rate per annum equal to the sum of 2.5% plus the Domestic Rate from time to time in effect plus the Applicable Margin.

     (f) The Company shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 11:00 a.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Portion, (ii) 11:00 a.m. (Chicago time) on the date at least three (3) Banking Days prior to the date of (A) each Eurodollar Portion which the Banks are requested to make or continue, and (B) the conversion of any CD Rate Portion or Domestic Rate Portion into a Eurodollar Portion and (iii) 11:00 a.m. (Chicago time) on the date at least one (1) Business Day prior to the date of (A) each CD Rate Portion which the Banks are requested to make and (B) the conversion of any Eurodollar Portion or Domestic Rate Portion into a CD Rate Portion. Each such notice shall specify the date of the Loan requested (which shall be a Business Day in the case of Domestic Rate Portions and CD Rate Portions and a Banking Day in the case of a Eurodollar Portion), the amount of such Loan, whether the Loan is to be made available by means of a Domestic Rate Portion, CD Rate Portion or Eurodollar Portion and, with respect to Fixed Rate Portions, the Interest Period applicable thereto. The Company agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, no later than 12:30 p.m. (Chicago time) on the day any such notice is received by it, give telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Company hereunder to each of the Banks, and, if such notice requests the Banks to make, continue or convert any Fixed Rate Portions, the Agent shall confirm to the Company by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Company in the absence of manifest error, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

  SECTION 1.4. CONVERSION AND CONTINUATION OF PORTIONS. (a) Provided that no Event of Default or Potential Default has occurred and is continuing, the Company shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Fixed Rate Portions in
Section 1.3(a) hereof) any Fixed Rate Portion from any current Interest Period into a subsequent Interest Period, provided that the Company shall give the Bank notice of the continuation of any such Loan as provided in
Section 1.3(f) hereof.

     (b)  In the event  that the Company fails to give notice pursuant to
Section 1.3(f) hereof of the continuation of any Fixed Rate Portion or fails to specify the Interest Period applicable thereto, or an Event of Default or Potential Default has occurred and is continuing at the time any such Portion is to be continued hereunder, then such Portion shall be automatically converted as (and the Company shall be deemed to have given notice requesting) a Domestic Rate Portion, subject to Sections 1.3, 8.2 and 8.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

     (c) Provided that no Event of Default or Potential Default has occurred and is continuing, the Company shall have the right, subject to the terms and conditions of this Agreement, to convert Portions of one type (in whole or in part) into Portions of another type from time to time provided that: (i) the Company shall give the Bank notice of each such conversion as provided in Section 1.3(f) hereof, (ii) the principal amount of any Portion converted hereunder shall be in an amount not less than the minimum amount specified for the type of Portion in Section 1.3(a) hereof, (iii) after giving effect to any such conversion in part, the principal amount of any Fixed Rate Portion then outstanding shall not be less than the minimum amount specified for the type of Portion in
Section 1.3(a) hereof, (iv) any conversion of a Portion hereunder shall only be made on a Banking Day, and (v) any Fixed Rate Portion may be converted only on the last day of the Interest Period then applicable thereto.

  SECTION 1.5. MANNER OF BORROWING. (a) In addition to any notice required by Section 1.3(f) of this Agreement, the Company shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than 11:00 a.m. (Chicago time) on the date the Banks are requested to make a borrowing of Term Loans available hereunder. Each such notice shall specify the date of the proposed borrowing and the amount of such borrowing. The Company agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, no later than 12:30 p.m. (Chicago time) on the day any such notice is received by it, give telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Company hereunder to each of the Banks.

     (b) Subject to the provisions of Section 6 hereof, the proceeds of each Term Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Term Loan is requested to be made. Not later than 2:00 p.m. Chicago time, on the date specified for any Term Loan to be made hereunder, each Bank shall make its portion of such Term Loan available to the Company in immediately available funds at the principal office of the Agent.

     (c) Unless the Agent shall have been notified by a Bank prior to 1:00 p.m. (Chicago time) on the date a Term Loan is to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Term Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Company) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "FED FUNDS RATE"). Nothing in this
Section 1.5(c) shall be deemed to permit any Bank to breach its obligations to make Term Loans under the Term Credit or to limit the Company's claims against any Bank for such breach.

   SECTION 1.6 LETTER OF CREDIT. Subject to all the terms and conditions hereof, satisfaction of all conditions precedent set forth in this Agreement and so long as no Potential Default or Event of Default is in existence, at the Company's request Harris shall issue a standby letter of credit (the "BOND L/C") in an original stated amount of up to $10,000,000 (the "L/C COMMITMENT") for the account of the Company at any time on or prior to April 30, 1999 (the "L/C FACILITY EXPIRATION DATE"). The Bond L/C shall be issued pursuant to a Reimbursement Agreement (the "L/C AGREEMENT" ) in form and substance satisfactory to the Banks and shall be for the purpose of supporting tax-exempt industrial revenue bonds which may be issued to finance the Company's Tenaha Feed Mill (the "IRBS"). The Bond L/C shall have an expiry date not more than three years from the date of issuance thereof, subject to extension as provided in the L/C Agreement. Nothing contained in this Agreement shall be deemed to require the Company to cause any IRBs to be issued, it being agreed that the issuance of IRBs shall be within the Company's sole discretion.

  SECTION 1.7. REIMBURSEMENT OBLIGATION. The Company will be obligated to pay in immediately available funds to Harris each demand for payment made under the Bond L/C as provided in the L/C Agreement (the obligation of the Company under the L/C Agreement is hereinafter referred to as a "REIMBURSEMENT OBLIGATION").

  SECTION 1.8. PARTICIPATION IN THE BOND L/C. Each of the Banks will acquire a risk participation for its own account, without recourse to or representation or warranty from Harris, in the Bond L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Company pursuant to Section 1.7 hereof and the L/C Agreement, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. The obligation of the Banks to Harris under this Section 1.9 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to pay Harris in immediately available and freely transferable funds on the same Business Day. If such notice is received after 12:00 noon, Chicago time, each Bank agrees to pay Harris in immediately available and freely transferable funds no later than the following Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Harris shall share with each Bank on a pro rata basis relative to its Commitment Percentage a portion of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Fee (but not any L/C Issuance Fee) payable by the Company. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Company.

  SECTION 1.9. REDUCTIONS AND REINSTATEMENTS. The Company and the Banks recognize, acknowledge and agree that (i) the Bond L/C provides for automatic reductions and reinstatements as set forth in the provisions of such Bond L/C, and (ii) the Bond L/C provides for the beneficiary thereof to reduce from time to time the amounts available to be drawn thereon. Each Bank acknowledges that, because the interest component of the Bond L/C may be reinstated at a time when the Company has not reimbursed the Banks in full for an interest drawing under the Bond L/C, the total may exceed the total amount of L/Cs that may be issued pursuant to
Section 1.6 hereof and each Bank agrees to pay Harris its pro rata share of any drawing under the Bond L/C notwithstanding that any such payment may result in the aggregate principal amount owing such Bank hereunder exceeding the Revolving Credit Commitment of such Bank.

 SECTION 1.10. LIABILITY OF HARRIS. None of the Harris-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with the L/C Agreement or any Bond Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, or any officer thereof, contained in the L/C Agreement or any Bond Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Harris under or in connection with, the L/C Agreement or any Bond Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of the L/C Agreement or any Bond Document, or for any failure of the Company or any other party to the L/C Agreement or any Bond Document to perform its obligations thereunder (other than for the gross negligence or willful misconduct of Harris). No Harris-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the L/C Agreement or any Bond Document, or to inspect the properties, books or records of the Company, the Subsidiary Guarantors or any of their respective Affiliates.

 SECTION 1.11. RELIANCE BY HARRIS. Harris shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company). Harris shall be fully justified in failing or refusing to take any action under the L/C Agreement or any Bond Document which would otherwise require the consent of the Required Banks or all of the Banks unless it shall first receive such advice or concurrence of the Required Banks (or, if required by this Agreement, all Banks) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Harris shall in all cases be fully protected in acting, or in refraining from acting, under the L/C Agreement or any Bond Document in accordance with a request or consent of the Required Banks (or, if required by this Agreement, all Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

 SECTION 1.12. NOTICE OF DEFAULT. Harris shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default under Section 8.1(1) hereof, unless Harris shall have received written notice from the Company or any other party to a Bond Document. Harris shall take such action with respect to such Potential Default or Event of Default under the L/C Agreement and the Bond Documents as shall be required pursuant to Section 8 hereof; PROVIDED that unless and until Harris shall have received direction under Section 8, Harris may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interest of the Banks, except any action resulting in the acceleration or redemption of any Bonds.

 SECTION 1.13. INDEMNIFICATION. The Banks shall indemnify upon demand the Harris-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), ratably according to such Bank's Revolving Credit Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination of the Bond L/C) be imposed on, incurred by or asserted against any such Person and which are in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment to the Harris-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct or for the fees and expenses of counsel in connection with the preparation, execution, delivery, administration, or modification of the L/C Agreement or any Bond Document or any amendments thereto. The obligation of the Banks in this Section shall survive the payment of all amounts owing by the Company hereunder.

 SECTION 1.14.  DOCUMENTS AND REPORTS.   Harris  agrees to deliver to the
Banks promptly upon receipt thereof copies of all documents and reports delivered to Harris pursuant to the L/C Agreement or any Bond Document.

 SECTION 1.15. AMENDMENTS. Harris may enter into any amendment or modification of, or may waive compliance with the terms of any Bond Document (other than an Indenture) without the consent of any Bank; PROVIDED (a) that without the consent of the Required Banks, Harris shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with the L/C Agreement or any Bond Document, which would waive any "EVENT OF DEFAULT" arising under the L/C Agreement or any Bond Document, and (b) without the consent of all of the Banks, Harris shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with the L/C Agreement or any Bond Document, (i) which would (A) reduce the principal of, or interest on, any Reimbursement Obligation, (B) postpone the due date for any payment of principal of, or interest on, any Reimbursement Obligation,
(C) extend the stated expiration date of the Bond L/C, (D) increase in any material manner (in the reasonable opinion of Harris) the obligations of the Banks, or (E) release or otherwise adversely affect the interests of the Banks in any collateral granted under the L/C Agreement or any Bond Document, or (ii) after the occurrence of a Potential Default or Event of Default.

 SECTION 1.16. CAPITAL ADEQUACY. If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.


SECTION 2.    FEES, PREPAYMENTS AND TERMINATIONS.

     SECTION 2.1.(A) COMMITMENT FEE. For the Period from the date hereof through the Termination Date or such earlier date on which the Banks' Term Credit Commitments are terminated in whole, the Company shall pay the Banks a commitment fee at the rate of one-quarter of one percent (0.25%) per annum (computed on the basis of a year of 360 days and actual days elapsed) of the average daily unused portion of the Term Credit Commitments, as the same may be reduced from time to time pursuant to
Section 2.4 hereof, such fee to be payable quarterly in arrears on the last day of each March, June, September and December commencing on the first such date occurring after the date of this Agreement and on the Termination Date, unless the Term Credit Commitments are terminated in whole on an earlier date, in which event this commitment fee for the final period shall be paid on the date of such earlier termination in whole.

     (B) L/C FEES. The Company shall pay the Bank an L/C fee (the "L/C FEE") with respect to the Bond L/C for the period from and including the date of issuance of the Bond L/C and thereafter until the expiration or termination of the Bond L/C, such fee to be in the amount per annum equal to the Applicable Margin in Eurodollar Portions (calculated on the basis of a year of 360 days and actual days elapsed), payable quarterly in arrears on the last day of each March, June, September and December commencing on the first of such date occurring after the issuance of the Bond L/C and on the date the Bond L/C terminates or expires; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default and during the continuation thereof such fee shall be in the amount of three percent (3%) per annum, calculated and payable as described above.

     (C) L/C ISSUANCE FEES. The company shall pay Harris for its own account such issuance, drawing, negotiation, amendment and other administration fees (collectively, "L/C Issuance Fees") in connection with the Bond L/C as may be established by Harris from time to time.

  SECTION 2.2. OPTIONAL PREPAYMENTS. The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000) any Domestic Rate Portion at any time upon prior telex or telephonic notice to the Agent on or before 12:00 Noon on the same Business Day. The Company may not prepay any Fixed Rate Portion. Any amount prepaid under the Term Credit may not be borrowed again.

  SECTION 2.3. MANDATORY PREPAYMENT. The Term Loans shall be subject to mandatory prepayment in full on the date of issuance of the Bond L/C. Such prepayment shall be effected by the payment of the entire outstanding principal amount of the Term Loans together with all accrued and unpaid interest thereon and any amounts payable pursuant to
Section 9.4 of this Agreement.

  SECTION 2.4. TERMINATION BY COMPANY. The Company shall have the option at any time upon 10 Business Days written notice to the Bank to terminate the Banks' Term Credit Commitments in whole. Upon such termination of the Banks' Term Credit Commitment all amounts payable hereunder and under the Notes will become due and payable on the effective date of such termination without notice to the Company, notwithstanding anything to the contrary contained in the Notes.


SECTION 3.    PLACE AND APPLICATION OF PAYMENTS.

     All payments of principal and interest made by the Company in respect of the Notes and Reimbursement Obligations and all fees payable by the Company hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Unless the Banks otherwise agree, any payments received after 12:00 noon Chicago time shall be deemed received on the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest and facility fees and L/C fees received by the Agent by 3:00 P.M. Chicago time on the same day of its receipt if received by the Agent by 12:00 noon, Chicago time, and its proportionate share of each such payment received by the Agent after 12:00 noon on the Business Day following its receipt by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Company hereby authorizes the Agent to automatically debit its account with Harris for any principal, interest and fees when due under the Notes, the L/C Agreement or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided. All proceeds of Collateral shall be applied in the manner specified in the Security Documents.


SECTION 4.    DEFINITIONS.

  SECTION 4.1. CERTAIN TERMS DEFINED. The terms hereinafter set forth when used herein shall have the following meanings:
     "ADJUSTED CD RATE" shall mean a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined in accordance with the following formula:

                              CD RATE               Assessment
Adjusted CD Rate =  100% - CD Reserve Percentage +     Rate

     "ADJUSTED EURODOLLAR RATE" means a rate per annum determined pursuant to the following formula:

     Adjusted Eurodollar Rate =            EURODOLLAR RATE

     {                                  }100% - Reserve Percentage

      "AGENT" is defined in the first paragraph of this Agreement.

     "AGREEMENT" shall mean this Secured Term Credit Agreement as supplemented, modified, restated and amended from time to time.

     "APPLICABLE MARGIN" shall mean, with respect to each type of Loan described in Column A below, the rate of interest per annum shown in Columns B, C and D below for the range of Leverage Ratio specified for each Column:

       A                   B         C                 D             E
Leverage Ratio          <.45      >.45 to 1 and   >.50 to 1 and  >.60 to 1 and
                                      <0.5 to 1     <.60 to 1    <.70 to 1
Eurodollar Portions     0.75%             1.125%        1.375%        1.75%
Domestic Rate Portions  0%                0.125%        0.375%        0.75%
CD Rate Portions        0.875%            1.25%         1.50%         1.875%

Not later than 5 Business Days after receipt by the Agent of the financial statements called for by Section 7.4 hereof for the applicable fiscal quarter, the Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Company and the Banks of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Company and the Banks with respect to all Loans and L/Cs outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section. Each determination of the Leverage Ratio and Applicable Margins by the Agent in accordance with this Section shall be conclusive and binding on the Company and the Banks absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in column D above.

     "ASSESSMENT RATE" shall mean the assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) imposed by the Federal Deposit Insurance Corporation or its successors for insuring the Agent's liability for time deposits, as in effect from time to time.

     "BANK" and "BANKS" shall have the meanings specified in the first paragraph of this Agreement.

     "BOND DOCUMENTS" shall mean the Indenture and all other documents relating to the issuance and sale of the IRBs.

     "BOND L/C" shall have the meaning specified in Section 1.6 hereof.

     "CD RATE" shall mean, with respect to each Interest Period applicable to a CD Rate Portion, the rate per annum determined by the Agent to be the arithmetic average of the rate per annum determined by the Agent to be the average of the bid rates quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as practicable) on the first day of such Interest Period by at least two certificate of deposit dealers of recognized national standing selected by the Agent for the purchase at face value of certificates of deposit of the Agent having a term comparable to such Interest Period and in an amount comparable to the principal amount of the CD Rate Loan to be made by the Agent for such Interest Period. Each determination of the CD Rate made by the Agent in accordance with this paragraph shall be conclusive and binding on the Company except in the case of manifest error or willful misconduct.

     "CD RESERVE PERCENTAGE" shall mean the rate (as determined by the Bank) of the maximum reserve requirement (including, without limitation, any supplemental, marginal and emergency reserves) imposed on the Agent by the Board of Governors of the Federal Reserve System (or any successor) from time to time on non-personal time deposits having a maturity equal to the applicable Interest Period and in an amount equal to the unpaid principal amount of the relevant CD Rate Portion, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. The Adjusted CD Rate shall automatically be adjusted as of the date of any change in the CD Reserve Percentage.

     "CHANGE IN LAW" shall have the meaning specified in Section 9.3 hereof.

     "COLLATERAL" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to the Security Documents.

     "COMMITMENT  PERCENTAGE"   shall  have  the  meaning  set  forth  in
Section 1.1(b) hereof.

     "COMPANY" shall have the meaning specified in the first paragraph of this Agreement.

     "DOMESTIC RATE" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "HARRIS PRIME RATE"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "ADJUSTED FED FUNDS RATE") shall be higher than the Harris Prime Rate on such day, then the Domestic Rate for such day and for any succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive except in the case of manifest error or willful misconduct.

     "DOMESTIC RATE PORTION" means a Term Loan which bears interest as provided in Section 1.3(a) hereof.

     "EURODOLLAR PORTION" shall mean a Term Loan which bears interest as provided in Section 1.3(b) hereof.

     "EURODOLLAR RATE" shall mean for each Interest Period applicable to a Eurodollar Portion, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Portion scheduled to be made by the Agent during such Interest Period.

     "EVENT OF DEFAULT" shall mean any event or condition identified as such in Section 8.1 hereof.

     "FED FUNDS RATE" shall have the meaning specified in Section 1.5(c) hereof.

     "FIXED RATE" shall mean either of the Adjusted Eurodollar Rate or the Adjusted CD Rate.

     "FIXED RATE PORTION" shall mean a Eurodollar Portion or a CD Rate Portion and "FIXED RATE PORTIONS" shall mean either or both of such types of Portion.

     "HARRIS" shall have the meaning specified in the first paragraph of this Agreement.

     "HARRIS-RELATED PERSON" means Harris, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of Harris and such Affiliates.

     "HIGHEST   LAWFUL   RATE"  shall  have  the  meaning  specified   in
Section 11.19 hereof.

     "INDENTURE" shall mean any trust indenture, trust agreement or other agreement pursuant to which the IRBs are issued.

     "IRBS" shall have the meaning specified in Section 1.6 hereof.

     "INTEREST PERIOD" shall mean with respect to (a) the Eurodollar Portions, the period used for the computation of interest commencing on the date the relevant Eurodollar Portion is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter and, (b) with respect to the CD Rate Portions, the period used for the computation of interest commencing on the date the relevant CD Rate Portion is made, continued or effected by conversion and concluding on the date 30, 60, 90 or 180 days thereafter; PROVIDED, HOWEVER, that no Interest Period for any Fixed Rate Portion may extend beyond the Termination Date. For purposes of determining an Interest Period applicable to a Eurodollar Portion, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last day of a calendar month, then such Interest Period shall end on the last Banking Day of the calendar month in which such Interest Period is to end.

     "L/C Agreement" shall have the meaning set forth in Section 1.6 hereof.

     "L/C  COMMITMENT' shall have the meaning specified  in  Section  1.6 hereof.

     "L/C FACILITY  EXPIRATION  DATE" shall have the meaning specified in
Section 1.6 hereof.

     "L/C FEE" has the meaning specified in Section 2.1(b) hereof.

     "L/C ISSUANCE FEE" has the meaning specified in Section 2.1(c) hereof.

     "LIBOR INDEX RATE" shall mean, for any Interest Period applicable to a Eurodollar Portion, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Banking Days before the commencement of such Interest Period.

     "LOAN DOCUMENTS" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreement and the Security Documents.

     "MORTGAGE" shall mean a Deed of Trust and Security Agreement with Assignment of Rents substantially in the form of Exhibit B hereto from the Company to a trustee for the benefit of the Agent, as the same may be amended and supplemented from time to time.

     "NOTES" shall mean the Term Notes, and "NOTE" means any of the Notes.

     "POTENTIAL DEFAULT" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "REIMBURSEMENT OBLIGATION" has the meaning specified in Section 1.7 hereof.

     "REQUIRED BANKS" shall mean (a) prior to the issuance of the Bond L/C, any Bank or Banks which in the aggregate hold at least 66-2/3% of the aggregate unpaid principal balance of the Term Loans or, if no Term Loans are outstanding hereunder, any Bank or Banks in the aggregate having at least 66-2/3% of the Term Credit Commitments, and (b) after the issuance of the Bond L/C, any Bank or Banks which in the aggregate hold 66-2/3% of the participation interests in the Bond L/C or, if the Bond L/C is not outstanding, 66-2/3% of the participation interests in the outstanding Reimbursement Obligations.

     "RESERVE PERCENTAGE" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "EUROCURRENCY LIABILITIES" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Portions shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "REVOLVING AGREEMENT" shall mean the Secured Credit Agreement dated as of May 27, 1993, among the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other lenders named therein, as amended, supplemented, restated and otherwise modified from time to time, and all agreements entered into in substitution or replacement thereof.

     "SECURITY AGREEMENT" shall mean that certain Security  Agreement Re:
Accounts Receivable, Farm Products and Inventory from the Company to Harris, as Agent, as such agreement may be supplemented and amended from time to time.

     "SECURITY DOCUMENTS" shall mean the Security Agreement and the Mortgage.

     "SUBORDINATED DEBT" shall mean indebtedness for borrowed money of the Company which is subordinate in right of payment to the prior payment in full of the Company's indebtedness, obligations and liabilities to the Banks under the Revolving Agreement and the Loan Documents pursuant to written subordination provisions satisfactory in form and substance to the Banks.

     "TENAHA FEED MILL" shall mean a feed mill and related facilities and equipment to be located in Tenaha, Shelby County, Texas.

     "TELERATE PAGE 3750" shall mean the display designated as "PAGE 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "TERM CREDIT COMMITMENT" and "TERM CREDIT COMMITMENTS" shall have the meanings specified in Section 1.1(b) hereof.

     "TERM LOAN" and "TERM LOANS" shall have  the  meanings  specified in
Section 1.1(a) hereof.

     "TERM  NOTE"  or  "TERM NOTES" shall have the meanings specified  in
Section 1.1(d) hereof.

     "TERMINATION  DATE"   shall   have   the   meaning   set   forth  in
Section 1.1(a) hereof.

  SECTION 4.2. TERMS DEFINED IN THE REVOLVING AGREEMENT. Unless otherwise defined in this Agreement, all defined terms used herein shall have the same meaning as in the Revolving Agreement.

  SECTION 4.3. ACCOUNTING TERMS. Any accounting term or the character or amount of any asset or liability or item of income or expense required to be determined under this Agreement, shall be determined or made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.


SECTION 5.    Representations and Warranties.

     The Company represents and warrants to the Banks as follows:

  SECTION 5.1. REVOLVING AGREEMENT REPRESENTATIONS. The representations and warranties of the Company contained in Section 5 of the Revolving Agreement are true and correct in all material respects on the date hereof (except that the representations contained in Section 5.3 of the Revolving Agreement shall be deemed to refer to the most recent financial statements of the Company delivered to the Banks).

  SECTION 5.2. NO DEFAULT. The Company is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.


SECTION 6.    CONDITIONS PRECEDENT.

     The obligation of the Banks to make any Term Loan pursuant hereto or to issue the Bond L/C shall be subject to the following conditions precedent:

  SECTION 6.1. INITIAL EXTENSION OF CREDIT. Prior to the initial Term Loan hereunder:

          (a) the Company shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

               (i) a fully executed Note payable to the order of each Bank;

              (ii)  a   fully  executed  supplement   to   the   Security
          Agreement;

             (iii) a fully executed Mortgage encumbering the real estate on which the Tenaha Feed Mill is to be located;

              (iv)  an appraisal  of  the  real  estate  subject  to  the
          Mortgage   which  complies  with  all  regulatory  requirements
          applicable to the Banks with respect thereto;

               (v) a mortgagee's policy or policies of title insurance (or a binding commitment or commitments therefor) relating to the Mortgage and in an amount equal to $6,500,000 of the appraised value of the real estate, buildings and improvements subject to the Mortgage, with a wavier of coinsurance insuring the liens of those Security Documents creating liens on real property to be valid first liens subjected to no defects or objections which are unacceptable to the Agent, together with such direct access reinsurance agreements and endorsements (including without limitation a letter of credit endorsement and doing business, usury and zoning endorsements) as the Agent may require;

              (vi)  current   ALTA  surveys  of  and  current   Phase   I
          environmental inspection reports for so much of the Collateral under the Mortgage as consists of real property;

             (vii) an opinion of local counsel to the Agent with respect to the Mortgage and other real estate matters;

            (viii) appropriate forms of financing statements to perfect the security interest of the Agent provided for by the Mortgage;

              (ix) a fully executed counterpart of a Guaranty Agreement from Mr. and Mrs. Lonnie A. Pilgrim to the Banks satisfactory in form and substance to the Banks;

               (x) evidence of insurance required by Section 7.3 hereof and by the Security Agreement showing the Agent as loss payee thereunder;

              (xi) a good standing certificate or certificate of existence for the Company, dated as of the date no earlier than April 1, 1997, from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation;

             (xii) copies of the Certificate of Incorporation, and all amendments thereto, of the Company certified by the office of the secretary of state of its state of incorporation as of the date no earlier than April 1, 1997;

            (xiii) copies of the By-Laws, and all amendments thereto, of the Company, certified as true, correct and complete on the date hereof by the Secretary of the Company;

             (xiv) copies, certified by the Secretary or Assistant Secretary of the Company, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Company, and satisfactory in form and substance to all of the Banks;

              (xv) an incumbency and signature certificate for the Company satisfactory in form and substance to all of the Banks; and

             (xvi) such other documents as the Banks may reasonably require;

          (b) legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel; and prior to the initial Term Loans hereunder, the Agent shall have received the favorable written opinion of Godwin & Carlton, counsel for the Company, substantially in the form of Exhibit E, in substance satisfactory to each of the Banks and their respective legal counsel; and

          (c) the Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent any Bank or its respective legal counsel requests.

  SECTION 6.2.  EACH EXTENSION OF  CREDIT.   As of the time of the making
of each Term Loan and the issuance of the Bond L/C hereunder (including the initial Term Loan):

          (a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time as if made at said time, except that (i) the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof and (ii) with respect to the Company's Subsidiaries in Mexico the representations and warranties made under Section 5.13(d) shall be deemed to refer only to material, strikes, work stoppages, unfair labor practice claims or other material labor disputes; and

          (b) the Company shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing; and

and the request by the Company for any Term Loan or the Bond L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

  SECTION 6.3.  THE BOND L/C.  Prior to the issuance of the Bond L/C:

          (a)  the Agent shall have received:

               (i) a fully executed L/C Agreement substantially in the form of Exhibit B attached hereto;

              (ii)  a receipt for the L/C from the trustee for the IRBs;

             (iii)  an   opinion   of   counsel   to   the   Company,  in
          substantially the form of Exhibit E attached hereto with respect to the L/C Agreement;

              (iv)  written  evidence  of  any  consents   and  approvals
          required in connection with the issuance of the Bond L/C to support the IRBs;

               (v) an opinion of local counsel to the Agent with respect to the Mortgage and other real estate matters; and

              (vi) certified copies of all documentation, legal opinions and legal proceedings relating to the issuance of the Bond L/C to support the IRBs;

          (b) the Term Loans shall be fully paid concurrently with the issuance of the Bond L/C;

          (c) all conditions precedent contained in the L/C Agreement shall be satisfied; and

          (d)  the conditions precedent set forth in Sections 6.1(a)(ii),
     (iii),  (v),  (vi),  (vii),  (viii),  (xiv),  (xv),  (xvi),  (xvii),
     (xviii), (b) and (c) and 6.2(a) and (b) shall be satisfied.


SECTION 7.    COVENANTS.

     It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note or the Bond L/C, except to the extent compliance in any case or cases is waived in writing by the Required Banks, the Company agrees that it will comply with, abide by, and be restricted by all the provisions (as originally in force and effect but amended as set forth below) contained in Sections 7.1 to and including 7.32 of the Revolving Agreement regardless of whether any of said provisions were heretofore waived, modified, amended, released or discharged or whether any indebtedness is now or hereafter remains outstanding thereunder (all of which provisions, and all Exhibits to the Revolving Agreement referred to therein, are incorporated herein by reference and made a part hereof to the same extent and with the same force and effect as if the same had been herein set forth and repeated at length); provided, however, that any amendment, modification or waiver of any of Sections 7.1 to and 7.32 of or any such Exhibit to the Revolving Agreement shall automatically be and constitute an amendment, modification or waiver to such Sections or Exhibits as incorporated herein effective as of the date such amendment, modification or waiver to the Revolving Agreement is effective, it being specifically agreed that the payment of all indebtedness under the Revolving Agreement and the discharge or termination thereof will not constitute an amendment, modification or waiver of such Sections or Exhibits as incorporated herein; and provided further, that said provisions as incorporated herein and made a part hereof shall be amended in the following respects:

          (1) Sections 7.4(d) and (e) of the Revolving Agreement as incorporated herein shall be of no force or effect;

          (2) so long as the Revolving Agreement is in effect, the Company's delivery of the Compliance Certificate required by
     Section 7.4(c) of the Revolving Agreement shall also satisfy the requirements of Section 7.4(c) of this Agreement;

          (3) Section 7.22 of the Revolving Agreement as incorporated herein shall read as follows:

          "SECTION 7.22. USE OF PROCEEDS. The proceeds of all Term Loans made hereunder shall be used solely to finance the acquisition and construction of the Tenaha Feed Mill and the Bond L/C shall be used solely to support the IRBs.";

          (4) the terms "EVENT OF DEFAULT" and "POTENTIAL DEFAULT" now appearing in said provisions shall mean and refer to an "EVENT OF DEFAULT" and a "POTENTIAL DEFAULT" as defined herein, respectively;

          (5) the terms "HEREIN", "HERETO" and "HEREUNDER" now appearing in said provisions shall be deemed to refer to this Agreement;

          (6) said Sections 7.1 to and including 7.32 of the Revolving Agreement as incorporated herein by this Section are hereby renumbered as Sections 7.1 to and including 7.32, respectively, for all purposes of this Agreement and any reference in other documents to such Sections of this Agreement;

          (7) Exhibits A and B of the Revolving Agreement shall be replaced by Exhibits A and B, respectively, to this Agreement;

          (8) Exhibits C, F, H, J, L and M of the Revolving Agreement shall be deleted and Exhibits D, E, G, I and K to the Revolving Agreement shall be redesignated as Exhibits C, D, E, F and G and H, respectively, for all purposes of this Agreement and any reference in other documents to such Exhibits to this Agreement; and

          (9) any reference in said Exhibits to the Revolving Agreement as incorporated herein to the Revolving Agreement shall be deemed to refer to this Agreement.

     Other than as hereinabove amended, any terms contained in the Sections of the Revolving Agreement as incorporated herein which are defined in the Revolving Agreement shall have the same meaning herein as in the Revolving Agreement.


SECTION 8.    EVENTS OF DEFAULT AND REMEDIES.

  SECTION 8.1.  DEFINITIONS.   Any  one  or  more  of the following shall
constitute an Event of Default:

          (a) Default in the payment when due of any interest on or principal of any Note or Reimbursement Obligation, whether at the stated maturity thereof or as required by Section 2.4 hereof or at any other time provided in this Agreement, or of any fee or other amount payable by the Company pursuant to this Agreement;

          (b) Default in the observance or performance of any covenant set forth in Sections 7.4, 7.5, 7.6, 7.7, 7.15, 7.17,
     7.19 and 7.20, inclusive, hereof, or of any provision of any Security Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

          (c) Default in the observance or performance of any covenant set forth in Sections 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.18, 7.21, 7.23 and 7.31, inclusive, hereof and such default shall continue for 10 days after written notice thereof to the Company by any Bank;

          (d) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Company by any Bank;

          (e) Default shall occur under any evidence of indebtedness in a principal amount exceeding $1,000,000 issued or assumed or guaranteed by the Company, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

          (f) Any representation or warranty made by the Company herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

          (g) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $2,000,000 shall be entered or filed against the Company or any Subsidiary or against any of their respective Property or assets and remain unbonded, unstayed and undischarged for a period of 30 days from the date of its entry;

          (h) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and such reportable event shall be continuing thirty
     (30) days after written notice to such effect shall have been given to the Company by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

          (i) The Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the
     Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof;

          (j) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Company, any Subsidiary or any substantial part of its respective Property, or a proceeding described in
     Section 8.1(i)(v) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days;

          (k) The existence of an "EVENT OF DEFAULT" as defined in the Security Agreement;

          (l) Any shares of the capital stock of the Company owned legally or beneficially by Mr. and/or Mrs. Lonnie A. Pilgrim shall be pledged, assigned or otherwise encumbered for any reason, other than the pledge of up to 2,000,000 shares to secure personal obligations of Mr. and Mrs. Lonnie A. Pilgrim or such other personal obligations incurred by any Person so long as such obligations are not related to the financing of the Company of any of its Subsidiaries;

          (m) Mr. and Mrs. Lonnie A. Pilgrim and their descendants and heirs shall for any reason cease to have legal and/or beneficial ownership of no less than 51% of the issued and outstanding shares of all classes of capital stock of the Company;

          (n) Either Mr. or Mrs. Lonnie A. Pilgrim shall terminate, breach, repudiate or disavow his or her guaranty of the Company's indebtedness, obligations and liabilities to the Banks under the Loan Documents or any part thereof, or any event specified in Sections 8.1(i) or (j) shall occur with regard to either or both of Mr. and Mrs. Lonnie A. Pilgrim;

          (o) The Required Banks shall have determined that one or more conditions exist or events have occurred which may result in a material adverse change in the business, operations, Properties or condition (financial or otherwise) of the Company or any Subsidiary;

          (p) The occurrence of a "CHANGE OF CONTROL" as defined in that certain Indenture dated as of May 1, 1993 from the Company to Ameritrust Texas National Association, as Trustee, relating to the Company's 10.875% Senior Subordinated Notes Due 2003; or

          (q) the existence of any condition or the occurrence of any event which is specified as an "EVENT OF DEFAULT" under the L/C Agreement.

  SECTION 8.2. REMEDIES FOR NON-BANKRUPTCY DEFAULTS. When any Event of Default, other than an Event of Default described in subsections (i) and
(j) of Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by the Required Banks, shall give notice to the Company and take any or all of the following actions: (i) terminate the remaining Term Credit Commitments or L/C Commitment hereunder on the date (which may be the date thereof) stated in such notice, (ii) declare the principal of and the accrued interest on the Notes and unpaid Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and unpaid Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, (iii) proceed to foreclose against any Collateral under any of the Security Documents, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by the Company with any of the Banks, and (iv) if the Bond L/C is outstanding, require the Company to immediately pay to the Agent for the benefit of the Banks the maximum amount available to be drawn under the Bond L/C, which amount shall be held by the Agent as additional collateral security for the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Loan Documents.

  SECTION 8.3. REMEDIES FOR BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (i) or (j) of Section 8.1 hereof has occurred and is continuing, then (a) the Notes and all Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (b) if the Bond L/C is then outstanding, the Company shall immediately pay to the Agent for the benefit of the Banks the maximum amount available to be drawn under the Bond L/C, which amount shall be held by the Agent as additional collateral security for the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Loan Documents.

  SECTION 8.4. REMEDIES UNDER THE BOND DOCUMENTS. In addition to the foregoing, the Banks shall have all of the remedies provided for in the Bond Documents upon the occurrence of an Event of Default.


SECTION 9.    CHANGE IN CIRCUMSTANCES REGARDING FIXED RATE PORTIONS.

  SECTION 9.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to Fixed Rate Portions, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Fixed Rate Portion or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Company to such effect, and such Bank's obligation to make, continue or convert any such affected Fixed Rate Portions under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Portion. The Company shall prepay the outstanding principal amount of any such affected Fixed Rate Portion made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Portions outstanding; provided, however, the Company may then elect to borrow the principal amount of such affected Portion by means of another type of Portion available hereunder, subject to all of the terms and conditions of this Agreement.

  SECTION 9.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE ADJUSTED EURODOLLAR RATE OR ADJUSTED CD RATE. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Fixed Rate Portion scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Adjusted CD Rate, then such Bank shall promptly give telephonic or telex notice thereof to the Company, the Agent and the other Banks (such notice to be confirmed in writing), and the obligation of the Banks to make, continue or convert any such Fixed Rate Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate or the Adjusted CD Rate, as the case may be. Upon the giving of such notice, the Company may elect to either (i) pay or prepay, as the case may be, such affected Portion or (ii) reborrow such affected Portion as another type of Portion available hereunder, subject to all terms and conditions of this Agreement.

  SECTION 9.3. TAXES AND INCREASED COSTS. With respect to the Fixed Rate Portions, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Fixed Rate Portions contemplated by this Agreement (whether or not having the force of law) ("CHANGE IN LAW") shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate or the Adjusted CD Rate);

         (ii) subject such Bank, any Fixed Rate Portion or any Note to any tax (including, without limitation, any United States
     interest   equalization   tax  or  similar  tax  however  named
     applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Fixed Rate Portion or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

        (iii) change the basis of taxation of payments of principal and interest due from the Company to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

         (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Fixed Rate Portion or any Note;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Fixed Rate Portion hereunder or to reduce the amount of principal or interest received by such Bank, then the Company shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Company may prepay any affected Portion, subject to the provisions of Sections 2.3 and 9.4 hereof.

  SECTION 9.4. FUNDING INDEMNITY. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Portion or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

          (i) any payment or prepayment of a Fixed Rate Portion on a date other than the last day of the then applicable Interest Period;

         (ii) any failure by the Company to create, continue or convert any Fixed Rate Portion on the date specified in the notice given pursuant to Section 1.3(f) hereof; or

        (iii)  the occurrence of any Event of Default;

then, upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

     (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Company a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error.

  SECTION 9.5. LENDING BRANCH. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Portions hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.5(b) hereof.

  SECTION 9.6. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Term Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each Fixed Rate Portion during each Interest Period for such Portion through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate or Adjusted CD Rate, as the case may be, for such Interest Period.


SECTION 10.   THE AGENT.

 SECTION 10.1. APPOINTMENT AND POWERS. Harris Trust and Savings Bank is hereby appointed by the Banks as Agent under the Loan Documents, including but not limited to the Security Agreement, wherein the Agent shall hold a security interest for the benefit of the Banks, solely as the Agent of the Banks, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

 SECTION 10.2. POWERS. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

 SECTION 10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

 SECTION 10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for the payment or collection of or security for any Term Loans or Reimbursement Obligations hereunder except with money actually received by the Agent for such payment, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, or (iv) be obligated to determine or verify the existence, eligibility or value of any Collateral, or the correctness of any compliance certificate. In addition, neither the Agent nor its counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents or for the existence, creation, attachment, perfection or priority of any security interest in the Collateral.

 SECTION 10.5. RIGHT TO INDEMNITY. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

 SECTION 10.6. ACTION UPON INSTRUCTIONS OF BANKS. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

 SECTION 10.7. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder by or through agents (other than employees) and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

 SECTION 10.8. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

 SECTION 10.9. MAY TREAT PAYEE AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

SECTION 10.10. AGENT'S REIMBURSEMENT. Each Bank agrees to reimburse the Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Company (a) for which the Agent is entitled to reimbursement by the Company under the Loan Documents and (b) for any other reasonable out-of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and for which the Agent is entitled to reimbursement by the Company and has not been reimbursed.

SECTION 10.11. RIGHTS AS A LENDER. With respect to its commitment, Term Loans made by it, the Bond L/C and the Note issued to it, Harris shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "BANK" or "BANKS" shall, unless the context otherwise indicates, include Harris in its individual capacity. Harris and each of the Banks may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not the Agent or a Bank hereunder, as the case may be.

SECTION 10.12. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

SECTION 10.13. RESIGNATION OF AGENT. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and
10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a Bank, a national banking association, a bank chartered in any state of the United States or a branch of any foreign bank which is licensed to do business under the laws of any state or the United States.

SECTION 10.14.  DURATION  OF AGENCY.  The agency established  by  Section
10.1 hereof shall continue,  and  Sections  10.1  through  and  including
Section 10.15 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder, including without limitation all Reimbursement Obligations, shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Company shall have terminated or expired.


SECTION 11.   MISCELLANEOUS.

 SECTION 11.1. AMENDMENTS AND WAIVERS. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Company, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations and the issuer of the Bond L/C, or all Banks if no Notes, Reimbursement Obligations or the Bond L/C are outstanding, no such amendment or waiver shall (i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note any preference over any other Notes, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 11.1,
(v) change the amount or term of any of the Banks' Term Credit Commitments or the fees required under Section 2.1 hereof, (vi) alter, modify or amend the provisions of Sections 1.10, 6 or 9 of this Agreement, (vii) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (viii) release any Collateral under the Security Documents or release or discharge any guarantor of the Company's indebtedness, obligations and liabilities to the Banks, in each case, unless such release or discharge is permitted or contemplated by the Loan Documents, or (ix) alter, amend or modify any subordination provisions of any Subordinated Debt. Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

 SECTION 11.2. WAIVER OF RIGHTS. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

 SECTION 11.3. SEVERAL OBLIGATIONS. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Term Loans and Reimbursement Obligations hereunder, whether from any Collateral or otherwise, shall be distributed by the Agent to the Banks making such additional Term Loans ratably as among them in accordance with the principal amount of additional Term Loans made by them until such additional Term Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

 SECTION 11.4. NON-BUSINESS DAY. (a) If any payment of principal or interest on any Domestic Rate Portion shall fall due on a day which is not a Business Day, interest at the rate such Portion bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     (b) If any payment of principal or interest on any Eurodollar Portion shall fall due on a day which is not a Banking Day, the payment date thereof shall be extended to the next date which is a Banking Day and the Interest Period for such Portion shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the next preceding Banking Day.

 SECTION 11.5. SURVIVAL OF INDEMNITIES. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Portions, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Notes for a period of one year.

 SECTION 11.6. DOCUMENTARY TAXES. Although the Company is of the opinion that no documentary or similar taxes are payable in respect of this Agreement or the Notes, the Company agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

 SECTION 11.7. REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing the request for the Bond L/C and as long as any credit is in use or available hereunder.

 SECTION 11.8. NOTICES. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or 2 days after the date when deposited in the United States mail (registered, if to the Company) addressed if to the Company to 110 South Texas, Pittsburg, Texas 75686 Attention: Clifford E. Butler; if to the Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Division; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.8.

 SECTION 11.9. COSTS AND EXPENSES; INDEMNITY;. The Company agrees to pay on demand all costs and expenses of the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the fees and expenses of Messrs. Chapman and Cutler, special counsel to the Agent; all costs and expenses of the Agent (including attorneys' fees) incurred in connection with any consents or waivers hereunder or amendments hereto, and all costs and expenses (including attorneys'
fees), if any, incurred by the Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder. The Company agrees to indemnify and save harmless the Banks and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 11.9 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Revolving Credit Commitments hereunder.

SECTION 11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Company, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

SECTION 11.11. SUCCESSORS AND ASSIGNS.. This Agreement shall be binding upon each of the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. The Company may not assign any of its rights or obligations hereunder without the written consent of the Banks.

SECTION 11.12. NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

SECTION 11.13. SEVERABILITY. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

SECTION 11.14. TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

SECTION 11.15. PARTICIPANTS. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Term Loans made, and/or Term Credit Commitment and participations in the Bond L/C and Reimbursement Obligations held, by such Bank at any time and from time to time, and to assign its rights under such Term Loans, participations in the Bond L/C and Reimbursement Obligations or the Notes evidencing such Loans to one or more other Persons; PROVIDED that no such participation shall relieve any Bank of any of its obligations under this Agreement, and any agreement pursuant to which such participation or assignment of a Note or the rights thereunder is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Company under the Loan Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof, except that such agreement may provide that such Bank will not agree without the consent of such participant or assignee to any modification, amendment or waiver of this Agreement that would (A) increase any Term Credit Commitment of such Lender, or (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Term Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant or assignee has an interest, or (C) reduce the interest rate applicable to any Term Loan or other amount payable in which such participant or assignee has an interest or
(D) release any collateral security for or guarantor for any of the Company's indebtedness, obligations and liabilities under the Loan Documents, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this
Section 11.15, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.10, Section 9.3 and
Section 9.4 hereof but shall not be entitled to receive any greater payment under any such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred.

SECTION 11.16. ASSIGNMENT OF COMMITMENTS OR TERM LOANS BY BANK. Each Bank shall have the right at any time, with the prior consent of the Company and the Agent (which consent will not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its Term Credit Commitment or Term Loans to one or more commercial banks or other financial institutions; PROVIDED that such assignment is in an amount of at least $500,000 or, if less, the entire unused amount of the Term Credit Commitment or the entire principal amount of the Term Loans of such Bank, PROVIDED FURTHER that no Bank may so assign more than one-half of its original Term Credit Commitment or one-half of the principal amount of such Bank's Term Loans outstanding hereunder, and PROVIDED FURTHER that any Bank may assign all of its interest hereunder to any of its subsidiaries or affiliates that are under Under Common Control with such Bank. Upon any such assignment, and its notification to the Agent, the assignee shall become a Bank hereunder, all Term Loans and the Term Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Term Credit Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment. Upon each such assignment the Bank granting such assignment shall pay to the Agent for the Agent's sole account a fee of $2,500.

SECTION 11.17. SHARING OF PAYMENTS. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("SET-OFF"), on any Term Loan, Reimbursement Obligation or other amount outstanding under this Agreement in excess of its ratable share of payments on all Term Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Term Loans and Reimbursement Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Term Loans and Reimbursement Obligations then due and payable to such Bank bears to the total aggregate principal amount of Term Loans and Reimbursement Obligations then due and payable to all the Banks.

SECTION 11.18. JURISDICTION; VENUE. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS COURT SITTING IN CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 11.19. LAWFUL RATE. All agreements between the Company, the Agent and each of the Banks, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of any of the indebtedness hereunder or otherwise, shall the amount contracted for, charged, received, reserved, paid or agreed to be paid to the Agent or each Bank for the use, forbearance, or detention of the funds advanced hereunder or otherwise, or for the performance or payment of any covenant or obligation contained in any document executed in connection herewith (all such documents being hereinafter collectively referred to as the "CREDIT DOCUMENTS"), exceed the highest lawful rate permissible under applicable law (the "HIGHEST LAWFUL RATE"), it being the intent of the Company, the Agent and each of the Banks in the execution hereof and of the Credit Documents to contract in strict accordance with applicable usury laws. If, as a result of any circumstances whatsoever, fulfillment by the Company of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or any Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum, lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Agent or such Bank, then, IPSO FACTO, the obligation to be fulfilled by the Company shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or such Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Company or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Notes and the amounts owing on other obligations of the Company to the Agent or any Bank under any Loan Document applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Company to the Agent or any Bank under any Loan Document and not to the payment of interest. All interest paid or agreed to be paid to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the indebtedness hereunder until payment in full of the principal of the indebtedness hereunder (including the period of any renewal or extension thereof) so that the interest on account of the indebtedness hereunder for such full period shall not exceed the highest amount permitted by applicable law. This paragraph shall control all agreements between the Company, the Agent and the Banks.

SECTION 11.20. GOVERNING LAW. (a) THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT PROVIDED IN SECTION 11.20(b) HEREOF AND TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY.

     (b) NOTWITHSTANDING ANYTHING IN SECTION 11.20(a) HEREOF TO THE CONTRARY, NOTHING IN THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE COMPANY, THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

SECTION 11.21. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE COMPANY, ANY SUBSIDIARY OR ANY GUARANTOR AGAINST ANY BANK OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIPS ESTABLISHED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. THE COMPANY, EACH SUBSIDIARY AND EACH GUARANTOR HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

SECTION 11.22. NONLIABILITY OF LENDERS. The relationship between the Company and the Banks is, and shall at all times remain, solely that of borrower and lenders, and the Banks and the Agent neither undertake nor assume any responsibility or duty to the Company to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any phase of the Company's business, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Company by any Bank or the Agent in connection with any such matter is for the protection of the Bank and the Agent, and neither the Company nor any third party is entitled to rely thereon.

SECTION 11.23. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Upon  your  acceptance  hereof  in the manner hereinafter set forth,
this  Agreement  shall  be  a  contract  between   us  for  the  purposes
hereinabove set forth.

     Dated as of June 5, 1997.


                                     PILGRIM'S PRIDE CORPORATION


                                     By  \s\ Clifford E. Butler

                                       ____________Its Executive
                                       President

     Accepted and Agreed to as of the day and year last above written.

                                     HARRIS TRUST AND SAVINGS BANK
                                       individually and as Agent


                                     By  \s\ Carl Blackham
                                       _________________Its Vice
                                       President

                                     Address:   111 West Monroe Street
                                                Chicago, Illinois 60690
                                     Attention:  Agribusiness Division

                                     FBS AG CREDIT, INC.


                                     By  \s\ Ronald E. van Steyn
                                       ________________________________
                                       Its
                                     Address    4643 South Ulster Street,
                                                Suite 1280
                                                Denver, Colorado 80237
                                     Attention:  _______________________

                                     COBANK, ACB


                                     By  \s\ Virgil Harms
                                       ________________________________
                                       Its

                                     Address:   P.O. Box 2940
                                                245 North Waco
                                                Wichita, Kansas 67201-
                                     2940
                                     Attention:

                                     ING (U.S.) CAPITAL CORPORATION


                                     By  \s\ Sheila M. Greatrex
                                       ________________________________
                                       Its
                                     Address   135 East 57th Street
                                               New York, New York 10022
                                               2101
                                     Attention: _______________________

                                     WELLS FARGO BANK (TEXAS), N.A.


                                     By  \s\ Vito Carborne
                                       ________________________________
                                       Its

                                     Address:   1445 Ross Avenue
                                                Dallas, Texas 75202
                                     Attention:

                                     CAISSE NATIONALE DE CREDIT AGRICOLE,
                                       CHICAGO BRANCH


                                     By  \s\ W. Leroy Startz
                                       ________________________________
                                       Its

                                     Address:

                                     Attention:

                                EXHIBIT A


                       Pilgrim's Pride Corporation


                        SECURED TERM CREDIT NOTE


$_______________                                              June 5,
1997

     FOR VALUE RECEIVED, the undersigned, PILGRIM'S PRIDE CORPORATION, a Delaware corporation (the "COMPANY"), promises to pay to the order of ________________ (the "LENDER") on April 30, 1999, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of ___________________ or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Company under the Term Credit provided for under the Credit Agreement hereinafter mentioned and remaining unpaid on April 30, 1999, together with interest on the principal amount of each Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Term Loan made under the Term Credit, each Domestic Rate Portion, CD Rate Portion and Eurodollar Portion and, with respect to Eurodollar Portions, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be PRIMA FACIE evidence as to all such amounts; provided, however, that the failure of the Lender to record or any mistake in recording any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Term Loans made under the Term Credit, together with accrued interest thereon.

     This Note is one of the Term Notes referred to in and issued under that certain Secured Term Credit Agreement dated as of June 5, 1997, among the Company, Harris Trust and Savings Bank, as Agent, and the banks named therein, as amended from time to time (the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, including without limitation the collateral security provided pursuant to the Security Documents (as defined in the Credit Agreement), to which Credit Agreement and Security Documents reference is hereby made for a statement thereof and a statement of the terms and conditions upon which the Agent may exercise rights with respect to such collateral. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made on any Term Loan evidenced hereby and this Note (and the Term Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement and the Security Documents.

     All agreements between the Company, the Agent (as defined in the Credit Agreement) and each of the Banks (as defined in the Credit Agreement), whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of any of the indebtedness hereunder or otherwise, shall the amount contracted for, charged, received, reserved, paid or agreed to be paid to the Agent or each Bank for the use, forbearance, or detention of the funds advanced hereunder or otherwise, or for the performance or payment of any covenant or obligation contained in any document executed in connection herewith (all such documents being hereinafter collectively referred to as the "CREDIT DOCUMENTS"), exceed the highest lawful rate permissible under applicable law (the "HIGHEST LAWFUL RATE"), it being the intent of the Company, the Agent and each of the Banks in the execution hereof and of the Credit Documents to contract in strict accordance with applicable usury laws. If, as a result of any circumstances whatsoever, fulfillment by the Company of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or any Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum, lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Agent or such Bank, then, IPSO FACTO, the obligation to be fulfilled by the Company shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or such Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Company or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Notes (as defined in the Credit Agreement) and the amounts owing on other obligations of the Company to the Agent or any Bank under any Loan Document (as defined in the Credit Agreement) applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Company to the Agent or any Bank under any Loan Document and not to the payment of interest. All interest paid or agreed to be paid to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the indebtedness hereunder until payment in full of the principal of the indebtedness hereunder (including the period of any renewal or extension thereof) so that the interest on account of the indebtedness hereunder for such full period shall not exceed the highest amount permitted by applicable law. This paragraph shall control all agreements between the Company, the Agent and the Banks.

     The undersigned hereby expressly waives diligence, presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and notice of any other kind.

     IT IS AGREED THAT THIS NOTE AND THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT NOTHING IN THIS NOTE SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE COMPANY, THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

                                     PILGRIM'S PRIDE CORPORATION


                                     By \s\ Clifford E. Butler
                                       ____________Its Executive
                                       President